                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ---------------------

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)   July 11, 1994


                                 AGWAY INC.
          (Exact name of registrant as specified in its charter)


Delaware                            2-22791                     15-0277720
- - ---------------------------------------------------------------------------
(State or other jurisdiction      (Commission                 (IRS Employer
of incorporation)                 File Number)           Identification No.)


333 Butternut Drive, DeWitt, New York                             13214
- - ---------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



    Registrant's telephone number, including area code    (315) 449-6431






       (Former name or former address, if changed since last report)

Item 5.  Other Events

One of Agway Inc.'s significant investments, Curtice Burns Foods, Inc., has filed a Form 8-K as of July 11, 1994, to disclose certain events related to the proposed sale of Curtice Burns Foods, Inc., to Dean Foods Company. A copy of that Form 8-K is attached.

Agway Inc., through its wholly owned subsidiary Agway Holdings, Inc. ("AHI"), owns approximately 34% of the outstanding common stock of Curtice Burns Foods, Inc. AHI's ownership consists of 13% of the Class A common stock and 99% of the Class B common stock. The Class A common stock is publicly traded on the American Stock Exchange. Agway Inc., through its ownership of the Class B common stock, is entitled to elect 70% of the Board of Directors of Curtice Burns Foods, Inc.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                         AGWAY INC.
                                                        (Registrant)







Date  July 19, 1994            By  /s/ PETER J. O'NEILL
     -----------------------       -----------------------------------
                                                Peter J. O'Neill
                                             Senior Vice President
                                         Corporate Finance and Control
                                        (Principal Financial Officer and
                                            Chief Accounting Officer)

                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


     Date of Report               July 11, 1994
                    --------------------------------------------
                     (Date of earliest event reported)

                       CURTICE-BURNS FOODS, INC.
     ------------------------------------------------------------
        (Exact name of registrant as specified in its charter)

       New York                   1-7605         16-0845824
     ------------------------------------------------------------
     (State or other juris-     (Commission    (IRS Employer
     diction of incorporation)  File Number)  Identification No.)

                     90 Linden Place, P.O. Box 681
                          Rochester, NY 14603
     -----------------------------------------------------------
               (Address of principal executive offices)

                            (716) 383-1850
      -----------------------------------------------------------
         (Registrant's telephone number, including area code)

     Item 5.  Other Events.

               As previously announced, the Board of Directors of the Company authorized its management to pursue strategic alternatives for maximizing value for its shareholders, including the possible sale of the Company. At a special meeting on June 8, the Board reviewed several acquisition proposals and voted to pursue a proposal submitted by Dean Foods Company ("Dean Foods") to acquire all the outstanding shares of the Company at a maximum cash price of $20 per share, subject to a number of contingencies, including an agreement with Pro-Fac Cooperative, Inc. ("Pro-Fac") covering the purchase of various assets owned by Pro-Fac but used by the Company in the conduct of its business and settling all outstanding issues between the Company and Pro-Fac, negotiation by Dean Foods of an agreement with Hormel Foods Corporation for the purchase of the Nalley's Fine Foods Division of Curtice Burns, clearance of the transaction by appropriate government agencies, negotiation of definitive agreements and approval of any transaction by the Company's shareholders.

               To date, Pro-Fac has not indicated that it is willing to enter into the agreement required by Dean Foods. Accordingly, the Company today commenced arbitration proceedings against Pro-Fac under the Integrated Agreement dated as of June 27, 1992 (the "Integrated Agreement"). Under the terms of the Integrated Agreement, the Company and Pro-Fac are required to settle any dispute thereunder by arbitration. A copy of the Company's Demand for Arbitration is attached as Exhibit 1.

               In the arbitration, the Company is seeking, among other relief, a declaration confirming its right to terminate the Integrated Agreement and to purchase the assets owned by Pro-Fac but used by the Company in the conduct of its business upon tender of the book value thereof, a declaration confirming the effect of termination of the Integrated Agreement on the obligations of the Company under the Integrated Agreement and a declaration confirming that the Company does not have any obligations under the Integrated Agreement to purchase crops except as set forth in the fiscal 1995 profit plan. The Company is also seeking an award of damages sustained by the Company in an amount to be determined by the arbitrators, but in no event less than the difference in value between the Dean Foods $20 per share offer and the market price per share of the Company's stock following any public announcement that the Dean Foods proposal has been withdrawn.

               Pursuant to the requirements of the Securities
     Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CURTICE-BURNS FOODS, INC.


     Date:  July 11, 1994          By:  /s/ J. William Petty
                                      --------------------------
                                      J. William Petty, President
                                      and Chief Executive Officer

                             EXHIBIT INDEX


     Demand for Arbitration dated July 8, 1994 . . . . . . . .  1

                                                        EXHIBIT 1




     In the matter of an arbitration between

     CURTICE-BURNS FOODS, INC.,

                                   Claimant,

                    -against-

     PRO-FAC COOPERATIVE, INC.,

                                 Respondent.



                        DEMAND FOR ARBITRATION


               Pursuant to a written agreement called the

     "Integrated Agreement" between Curtice-Burns Foods, Inc.

     ("Curtice Burns") and Pro-Fac Cooperative, Inc. ("Pro-Fac")

     dated June 27, 1992 (the "Integrated Agreement"), Curtice

     Burns hereby demands arbitration of certain disputes arising under the Integrated Agreement as set forth herein, in

     accordance with Section 66 of the Integrated Agreement.  A copy of the Integrated Agreement is annexed hereto as

     Exhibit A.

               1.  Curtice Burns is a corporation organized under

     the laws of the State of New York, with its principal office at 90 Linden Place, Rochester, New York.  Its principal

     business is the processing and sale, including marketing and distribution, of various food products.

               2.  Pro-Fac is an agricultural cooperative

     corporation organized under the laws of the State of New

     York.  Its members are growers located in various states.

     Pro-Fac's business consists of the marketing of its members'

     crops.

               3.  Curtice Burns's business relationship with

     Pro-Fac is governed by the Integrated Agreement, which sets forth the respective rights and obligations of Curtice Burns and Pro-Fac.

                       The Integrated Agreement

               4.  Pursuant to the Integrated Agreement, Curtice

     Burns purchases from Pro-Fac agricultural crops produced and delivered to Pro-Fac by its members.  Under Section 42 of

     the Integrated Agreement Curtice Burns agrees to process and market "crops of the type and in the amount set forth by

     acreage and tonnage" in the "profit plan" agreed to and

     approved annually by the boards of directors of both Curtice

     Burns and Pro-Fac.

               5.  Also under the Integrated Agreement, Pro-Fac

     leases to Curtice Burns certain of the fixed and tangible

     assets used in Curtice Burns's business.  Such assets are

     referred to in the Integrated Agreement as the "Facilities".

               6.  Section 36 of the Integrated Agreement gives

     Curtice Burns the unconditional right "at any time at the option of Curtice Burns upon written notice of 60 days to

     Pro-Fac . . . to purchase the Facilities at book value

     thereof at the time of purchase" (the "Buyout Option").

     Section 36 further provides that,

          "Upon the exercise of the option to purchase the Facilities as specified in this paragraph, this agreement shall also automatically terminate."


               7.  It is currently estimated that Curtice Burns's

     total indebtedness to Pro-Fac upon termination of the

     Integrated Agreement pursuant to Section 36 (the

     "Termination Payment") would be approximately $266 million as of June 24, 1994.

               8.  The Termination Payment represents the sum of

     (i) the estimated book value of the Facilities as of

     June 24, 1994, determined in accordance with generally

     accepted accounting principles ("GAAP") (approximately

     $141.8 million); (ii) the estimated book value as of

     June 24, 1994, determined in accordance with GAAP, of Pro-

     Fac's interest in the intangible assets associated with the

     Facilities which Curtice Burns would be required under

     Section 40 of the Integrated Agreement to purchase as part of the buyout (approximately $24.8 million); (iii) the

     amount required to repay certain long-term loans due Pro-Fac upon termination of the Integrated Agreement (approximately

     $98.1 million) as of June 24, 1994; and (iv) approximately

      $1.3 million of other amounts due Pro-Fac.

                     Curtice Burns's Restructuring

               9.  During 1993, Curtice Burns embarked on a major

     restructuring program.  As a first step, Curtice Burns

     decided to eliminate two declining lines of business (potato chips and meat snacks) that had long been losing substantial amounts of money.  In accordance with GAAP, Curtice Burns

     was required to write down the book value of the fixed

     assets and goodwill related to those lines of business by a total of approximately $51.4 million.  In addition to the

     $51.4 million asset writedown, further charges relating to the potato chips and meat snacks lines of business (totaling

     $9.6 million) were also taken by Curtice Burns.  The

     $51.4 million asset writedown was allocated between Curtice

     Burns and Pro-Fac, reducing the value of the potato chips

     and meat snacks assets on the books of both Curtice Burns

     and Pro-Fac by approximately $29.2 million.  Those books

     were duly audited by the independent accounting firm of

     Price Waterhouse.

               10.  In addition to the orderly disposition of

     unprofitable and declining lines of business, the Board of

     Directors of Curtice Burns authorized management to pursue the possible sale of Curtice Burns.

               11.  In light of its possible acquisition by a

     third party, in early 1994 Curtice Burns suggested that Pro-

     Fac take such actions as it believed were necessary to

     eliminate any obligations Pro-Fac may have to its growers to market future crops beyond those crops Curtice Burns had

     committed to purchase from Pro-Fac pursuant to the fiscal

     1995 profit plan.  By written notice dated March 28, 1994,

     Pro-Fac notified its members that it was terminating certain of the relevant marketing agreements and any obligations to market future crops thereunder.

               12.  On May 31, 1994, Dean Foods Company ("Dean")

     submitted a bid to purchase all of the issued and

     outstanding common stock of Curtice Burns for $20.00 cash

     per share.

               13.  Dean has represented that its offer has been

     approved by its Board of Directors and is not subject to any financing contingency.  However, as a direct result of the claims asserted by Pro-Fac, which are described below, Dean has conditioned its offer on the execution of a binding

     agreement between Pro-Fac and Curtice Burns settling the

     issues between them, which agreement would clearly define

     the amounts owed Pro-Fac upon exercise of the Buyout Option and termination of the Integrated Agreement.

          Pro-Fac's Response to Curtice Burns's Restructuring

               14.  Pro-Fac was fully advised of Curtice Burns's

     plans and of the probability that any sale of Curtice Burns to a third party would entail the exercise of the Buyout

     Option and termination of the Integrated Agreement pursuant to Section 36.  Notwithstanding the plain language of

     Section 36 ("at any time at the option of Curtice Burns [it may] purchase the facilities at book value"), Pro-Fac has

     taken the position that Curtice Burns does not have the

     right to buy out Pro-Fac at book value or at all.

     Specifically, in a letter to the directors of Curtice Burns,

     dated November 4, 1993, Pro-Fac stated that it was prepared to acquire Curtice Burns for itself but threatened to

     "embroil" Curtice Burns in dilatory, burdensome,

     "acrimonious", "long and costly litigation" if Curtice Burns should attempt to exercise its rights under Section 36.

               15.  Furthermore, notwithstanding the plain

     language of Section 42 (obligating Curtice Burns to process only "crops of the type and in the amounts set forth [in]

     the profit plan as approved each year"), Pro-Fac has taken the position that Curtice Burns is liable for the "wrongful termination" of an alleged obligation to purchase crops

     beyond those already agreed to in the 1995 profit plan.

               16.  On June 7, 1994, Pro-Fac submitted a proposal

     to buy Curtice Burns for $16.87 per share of Curtice-Burns's

     Class A and Class B common stock.  In making its proposal

     Pro-Fac reiterated its spurious claims under the Integrated

     Agreement and suggested that Curtice Burns should accept the

     Pro-Fac proposal--although the offer was at a lower price

     than that Curtice Burns could obtain from a third party--

     because Pro-Fac would "relinquish" its claims after it had acquired Curtice Burns.

               17.  On June 8, 1994, the Board of Directors of

     Curtice Burns (the "Board") rejected Pro-Fac's offer and

     directed management to pursue the Dean proposal and

     negotiate with Dean the terms of a definitive agreement.

     The Board also instructed Curtice Burns's management to

     negotiate the terms of an agreement with Pro-Fac settling

     all disputes between Curtice Burns and Pro-Fac, as required by Dean.

               18.  Following the June 8, 1994, Curtice Burns

     board meeting, Pro-Fac issued public statements, including statements disseminated over the news wires, publicly

     asserting for the first time its position that in the event of the sale of Curtice Burns to any third party Pro-Fac

     would be entitled to half of the net proceeds of such a

     sale.  That position finds no support in any provision of

     the Integrated Agreement and is contrary to its express

     terms.

               19.  Since the determination by the Board of

     Curtice Burns on June 8, 1994, Curtice Burns has repeatedly requested that Pro-Fac enter into discussions to settle all issues between Curtice Burns and Pro-Fac as required by

     Dean, including at presentations to the Pro-Fac Special

     Committee and Board of Directors on June 28, 1994.  Pro-Fac

     has refused to enter into any such discussions and has

     thereby utterly frustrated Curtice Burns's efforts to

     consummate the deal with Dean.

                        The Present Controversy

               20.  A present controversy exists between Curtice

     Burns and Pro-Fac regarding Curtice Burns's rights and

     obligations under the Integrated Agreement.

                    a.  First, notwithstanding the plain language

          of Section 36 of the Integrated Agreement, Pro-Fac has

          unequivocally manifested its intention not to perform

          its obligation to transfer title to the Facilities and

          its interest in the associated intangibles to Curtice

          Burns upon 60 days' written notice and tender of the

          book value thereof.

                    b.  Second, notwithstanding that under

          Section 42 of the Integrated Agreement Curtice Burns is

          obligated to process and market only "crops of the type

          and in the amounts set forth by acreage and tonnage in the raw product section of the profit plan as approved each year by the boards of directors of [Curtice Burns

          and Pro-Fac]" (emphasis added), Pro-Fac has asserted,

          and advised potential acquirors of Curtice Burns, that

          Curtice Burns is liable to Pro-Fac for Curtice Burns's

          "wrongful termination" of its obligation to purchase

          crops from Pro-Fac beyond those crops specified in the

          fiscal 1995 profit plan.

                    c.  Third, notwithstanding the lack of any

          support in the Integrated Agreement or otherwise, Pro-

          Fac has asserted, and advised potential acquirors of

          Curtice Burns, that Pro-Fac is entitled to one-half the

          proceeds of any sale of Curtice Burns to any third

          party.

               21.  Since Curtice Burns first announced its

     restructuring plan, Pro-Fac has wrongfully and willfully

     pursued a campaign to frustrate and disrupt Curtice Burns's legitimate efforts to enhance its shareholder value,

     including by raising the foregoing meritless claims.  Pro-

     Fac's objective in pursuing this strategy is to acquire

     Curtice Burns for less than full value by eliminating

     potential third-party bidders.

               22.  The foregoing actions constitute an

     anticipatory breach of Pro-Fac's obligations under the

     Integrated Agreement and intentional interference with

     advantageous business opportunities of Curtice Burns.

               23.  Pro-Fac's actions have caused and threaten to

     continue to cause Curtice Burns and its shareholders to

     sustain substantial losses.  As a direct result of Pro-Fac's anticipatory breach of, and wrongful refusal to abide by,

     the terms of Section 36 of the Integrated Agreement and its continued assertion of meritless claims against Curtice

     Burns, Curtice Burns and its shareholders will lose the

     opportunity to sell shares pursuant to the terms of Dean's substantially superior May 31, 1994 proposal.  Furthermore,

     the business of Curtice Burns has been and continues to be damaged by the uncertainty created by Pro-Fac's assertions of baseless claims against Curtice Burns, uncertainty which has adversely affected Curtice Burns's relations with its

     customers, suppliers and employees.  Unless a swift

     resolution of the parties' dispute under the Integrated

     Agreement is reached, Curtice Burns will sustain further

     losses and lose other valuable opportunities.

               WHEREFORE, Curtice Burns prays for:

               (a) a declaration that, on the sixtieth day after Curtice Burns gives written notice to Pro-Fac of its intention to exercise its rights under Section 36, and upon tender by Curtice Burns of the book value of the

          Facilities and associated intangibles as of the time of purchase, as determined by Curtice Burns's independent certified public accountants, Pro-Fac shall transfer, and shall be deemed to have transferred, title to and all interest in the Facilities and associated intangibles to Curtice Burns;

               (b) a declaration that the Integrated Agreement

          and all of Curtice Burns's obligations to Pro-Fac thereunder (other than its obligation to complete the processing of crops for the year that includes the date of termination if on such date Pro-Fac is obligated to process crops for its members) are terminated as of the date Pro-Fac shall be deemed to have transferred title to and all interest in the Facilities and the associated intangibles to Curtice Burns;

               (c) a declaration that Curtice Burns is not

          obligated under the Integrated Agreement to purchase any crops from Pro-Fac except such crops as are of the types and in the amounts set forth in the raw product section of the fiscal 1995 profit plan as approved by the Boards of Directors of Pro-Fac and Curtice Burns;

               (d) an award of damages sustained by Curtice Burns as the result of Pro-Fac's wrongful conduct, in an amount to be determined by the arbitrators, but in no event less than the difference in value between Dean's

          $20 per share offer and the market price per share of Curtice Burns's stock following any public announcement that the Dean proposal has been withdrawn, together with interest thereon;

               (e) all costs, including reasonable attorneys'

          fees, that Curtice Burns shall incur herein; and

               (f) such other and further relief as the arbitrators deem just and proper.


               Unless within twenty days after service of this

     notice, Pro-Fac applies for a stay of arbitration, Pro-Fac will thereafter be precluded from objecting that a valid

     agreement was not made or has not been complied with and

     from asserting in court the bar of a limitation of time.


     July 8, 1994

                                     /S/ Robert S. Rifkind
                                   ------------------------------
                                         Robert S. Rifkind

                                   CRAVATH, SWAINE & MOORE
                                      Worldwide Plaza
                                         825 Eighth Avenue
                                            New York, NY
                                               10019-7475
                                                  (212) 474-1000


                                           - and -


                                     /S/ Harry P. Trueheart
                                   ------------------------------
                                         Harry P. Trueheart, III

                                   NIXON, HARGRAVE, DEVANS &
                                     DOYLE
                                      Clinton Square
                                         P.O. Box 1051
                                            Rochester, NY 14603
                                               (716) 263-1000

                                   Attorneys for Curtice-Burns
                                   Foods, Inc.

                  EXHIBIT A TO DEMAND FOR ARBITRATION



               [Not filed with Securities and Exchange
     Commission; incorporated by reference to Curtice-Burns
     Foods, Inc. Form 10-K for the fiscal year ended June 26,
     1992.]